EXHIBIT 11

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                      (In thousands except per share data)

                                                      Three             Three              Six               Six
                                                      Months            Months            Months            Months
                                                      Ended             Ended             Ended             Ended
                                                   September 26,     September 27,     September 26,     September 27,
                                                       1997 (1)          1996 (1)          1997 (1)          1996 (1)
                                                   -------------     -------------     -------------     -------------
Weighted average number of common and common
 equivalent shares outstanding:
   Weighted average number of shares of common
    stock outstanding during the period                    4,707             4,690             4,705             4,399
   Incremental shares assumed to be outstanding
    related to common stock options granted and
    outstanding                                              587               582               588               517
   Incremental shares assumed to be outstanding
    related to common stock warrants issued and
    outstanding                                              675               675               675               533
   Shares of common stock assumed to be
    purchased upon exercise of outstanding
    options and warrants (2)                                (942)             (939)             (942)             (722)
                                                   -------------     -------------     -------------     -------------

Weighted average  number of common and
 common equivalent  shares  outstanding -
  Primary earnings per share                               5,027             5,008             5,026             4,727
Adjustment of number of shares assumed to
 be purchased upon exercise of options and
 warrants based on the closing market price                 --                --                --                --
                                                   -------------     -------------     -------------     -------------
Weighted average number of common
 and common equivalent shares outstanding -
 Earnings per share assuming full dilution                 5,027             5,008             5,026             4,727
                                                   =============     =============     =============     =============

Net income (loss)                                  $          27     $         385     $          64     $         970
Adjustment of interest expense, net of tax
 effect, due to 20%  limitation on purchase
 of outstanding options and warrants at
 average market price                                         46                 4               107              --
                                                   -------------     -------------     -------------     -------------
Net income (loss) as adjusted - Primary
 earnings per share                                           73               389               171               970
Adjustment of interest expense, net of tax
 effect, due to 20% limitation on purchase of
 outstanding options and warrants at closing
 market price versus average market price                    (14)             --                 (30)             --
                                                   -------------     -------------     -------------     -------------
Net income (loss) as adjusted - Earnings per
 share assuming full dilution                      $          59     $         389     $         141     $         970
                                                   =============     =============     =============     =============
Net income (loss) per share:
  Primary                                          $        0.01     $        0.08     $        0.03     $        0.21
                                                   =============     =============     =============     =============
  Assuming full dilution                           $        0.01     $        0.08     $        0.03     $        0.21
                                                   =============     =============     =============     =============

(1) Computations do not reflect exercise of outstanding options and warrants if the effect thereof is anti-dilutive except as required by Accounting Principles Board Opinion No. 15 (APB #15) under the modified treasury stock method, and except as required by Securities and Exchange Commission Accounting Bulletin Topic 4D, stock options granted during the twelve months prior to the Company's initial public offering at prices below the public offering price have been included in the calculation of weighted average shares of common stock as if they were outstanding as of the beginning of the periods presented.

(2) Shares of common stock assumed to be purchased with proceeds upon exercise of outstanding options and warrants is based on the average market price of the Company's common stock and is limited to 20% of the number of common shares outstanding at the end of the period, if applicable, in accordance with APB #15.


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